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                                                                    EXHIBIT  11

       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

The company reports net income (loss) per share data on a primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and the assumed conversion of the 7% convertible subordinated notes and convertible subordinated debentures, due 2003 and 2011, respectively, and (b) net income (loss) increased by the expenses on the notes and debentures, due 2003 and 2011, respectively. Computations of net income (loss) per share on the primary and fully diluted bases for the second quarter and first half of 1997 and 1996 were:


                                                                     THE QUARTER ENDED JUNE 30,    THE YEAR-TO-DATE ENDED JUNE 30,
                                                                     --------------------------    -------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                    1997          1996             1997             1996
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
PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Net income (loss)                                                     $  15,135     $ (23,667)      $  23,361        $ (21,819)
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Weighted average common shares outstanding                               36,729        36,547          36,672           30,483
Weighted average common equivalent shares from stock options              1,175             -           1,245                -
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Weighted average common shares and equivalent shares                     37,904        36,547          37,917           30,483
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Primary net income (loss) per share and equivalent share (1)          $    0.40     $   (0.65)      $    0.62        $   (0.72)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Net income (loss)                                                     $  15,135     $ (23,667)      $  23,361        $ (21,819)
Interest and issuance costs - 7% convertible subordinated notes,
     due 2003 (3)                                                         1,998             -           3,952                -
Interest and issuance costs - 7% convertible subordinated
     debentures, due 2011 (2)                                                 -           295               -              590
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Adjusted net income (loss)                                            $  17,133     $ (23,372)      $  27,313        $ (21,229)
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Weighted average common shares outstanding                               36,729        36,547          36,672           30,483
Weighted average common equivalent shares
     Stock options                                                        1,175             -           1,245                -
     7% convertible subordinated notes, due 2003 (3)                      7,241             -           7,241                -
     7% convertible subordinated debentures, due 2011 (2)                     -           834               -              834
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Weighted average common shares and equivalent shares                     45,145        37,381          45,158           31,317
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Primary net income (loss) per share and equivalent share (1)               0.38     $   (0.65)      $    0.60        $   (0.72)
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(1)  The computation of fully diluted net loss per share for the second quarter and first half of 1996 was antidilutive.  Accordingly, the amounts reported for primary and fully diluted net loss per share are the same.

(2) The calculation of fully diluted net income per share for the second quarter and first half of 1997, excludes the assumed conversion of the 7% convertible subordinated debentures, due 2011, because the computation is antidilutive.

(3) The 7% convertible subordinated notes, due 2003, were issued in July 1997, and therefore are excluded from the 1996 calculations.